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                                                                    Exhibit 10.1

                             2200 FIRST AVENUE SOUTH
                                 LEASE AGREEMENT
                                  (OFFICE FORM)



This Lease is made as of August 24, 1999, by and between 2200 First Avenue South LLC, a Washington limited liability company ("Landlord"), and The Cobalt Group, Inc., a Washington corporation ("Tenant").

In consideration of the obligations of Tenant to pay rent and other charges as provided in this Lease and in consideration of the other terms, covenants and conditions of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in this Lease for the term and subject to the terms and conditions set forth in this Lease.

1. LEASE SUMMARY. Certain Lease provisions are summarized in this Section for convenient reference:

     1.1  Tenant's Trade Name..................................The Cobalt Group

     1.2  Term......................6 years and 2 months (74 months total) plus any partial month at the beginning of the Lease Term......(Section 4)

     1.3  Renewal Terms.........................two consecutive five year terms
          .......................................................(Sections 4, 6)

     1.4  Premises Address.................Suite 400, 2200 First Avenue South,
          Seattle, WA 98134 (all of the second, third and fourth floors of the Building)

     1.5  GLA in Premises....................................75,433 square feet
          ..................................................(Sections 5.1, 5.4)

     1.6  GLA in Building....................................92,560 square feet
          .........................................................Section 5.4)

     1.7  Tenant's Pro Rata Share.........................................81.5%
          ........................................................(Section 5.4)

     1.8  Initial Basic Rent Per Sq. Ft. of Gross Leasable Area ("GLA")..$21.00
          ($132,007.75 per month)...................................(Section 5)

     1.9  Rent Adjustment ..........................................(Section 6)


          Effective Date of Rent Increase        New Basic Rent Per        Monthly Basic Rent
                                                 Square Foot of GLA

                  November 1, 2000                       $22.00                    $138,293.83

                  November 1, 2001                       $23.00                    $144,579.92

                  November 1, 2002                       $24.00                    $150,866.00

                  November 1, 2003                       $25.00                    $157,152.08

                  November 1, 2004                       $26.00                    $163,438.17


     1.10 Commencement Date: The earlier of (i) sixty (60) days after the Notice Date, or (ii) the date on which Tenant first opens for business in the Premises, but not earlier than November 1, 1999; provided, however, if Landlord's Work is not completed to the extent required for Tenant to open for business in the Premises on the Commencement Date, then the Commencement Date shall be delayed until the date Landlord's Work is sufficiently completed to enable Tenant to open for business in the Premises; notwithstanding the foregoing, there shall be no delay of the Commencement Date for any delay in the performance of Landlord's Work caused by Tenant or its agents, employees, contractors or subcontractors............................................(Section 4)

     1.11 Use: General office use and for no other purpose.........(Section 14)

     1.12 Guarantors.......................................................None

     1.13 Security Deposit..........................................$861,193.42
          ..........................................................(Section 3)

     1.14 First Month Basic Rent Deposit..................................$None
          ..........................................................(Section 3)

     1.15 Operational Expenses Base Year: .................................2000
          ..........................................................(Section 7)

     1.16 Brokers.............................Colliers International represents
          Landlord; Flinn Ferguson Corporate Real Estate represents Tenant; both brokers' commissions payable by Landlord.................(Section 28)


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         1.17     Address for Notice Purposes:

                  To Landlord:          c/o Zarett Properties
                                        114 Alaskan Way South, Suite 120
                                        Seattle, WA  98101

                  To Tenant:            Suite 400
                                        2200 First Avenue South
                                        Seattle, WA  98134

References appearing in Section 1 are to designate some of the other places in this Lease where additional provisions applicable to the particular Lease provisions appear. Each reference in this Lease to any of the Lease provisions contained in Section 1 shall be construed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other applicable provisions of this Lease. If there is any conflict between any of the Lease provisions set forth in Section 1 and any other provisions of this Lease, the terms of the more specific clause shall prevail.

2. LEASE. Landlord leases to Tenant the exclusive use of the interior of the area outlined on the floor plan attached as EXHIBIT A (the "Premises") being a portion of the building located at 2200 First Avenue South, Seattle, Washington ("Building"), which constitutes a portion of the real property legally described in EXHIBIT B ("Property"). Tenant acknowledges and agrees that the Premises will be delivered to Tenant in its current "as-is" condition with the addition of only those items of work described on EXHIBIT C. Tenant's exclusive rights of occupancy are of the Premises only; Landlord also grants a non-exclusive license to Tenant for the term of this Lease to use the Common Area, exclusive of the parking areas, for access and uses expressly provided in this Lease only. Landlord reserves for itself, the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and Premises.

3.   DEPOSITS. Tenant has deposited with Landlord the amount set forth in
Section 1.14 to be credited toward payment of the Basic Rent for the initial month of the Lease term with any balance to be credited toward payment of the Basic Rent for the following month(s) of the Lease term in the absence of a default by Tenant. If Tenant defaults, Landlord may apply the deposits set forth in Sections 1.13 and 1.14 to payment of any default. If Landlord sells or otherwise transfers the Property, Landlord may transfer the deposit(s) to the purchaser and Tenant shall look solely to such purchaser for return of the deposit(s) and Landlord shall be released from all liability and obligations under this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after such sale or transfer. Landlord may commingle all deposits with other funds of Landlord; provided, however, Landlord shall not commingle the deposit set forth in Section 1.13 ("Security Deposit") with other funds of Landlord. Landlord shall notify Tenant of the separate account where the Security Deposit is kept. All interest accrued on the Security Deposit shall be the sole property of Landlord. Landlord shall refund to Tenant any unapplied portion of the Security Deposit, without interest, within thirty
(30) days after termination of this Lease for any reason other than Tenant's default. In the event of termination of this Lease due to Tenant's default, Landlord shall refund to Tenant any unapplied portion of the Security Deposit, without interest, within thirty (30) days after a final determination as to the amount due Landlord, or other remedy to which Landlord is entitled as a result of Tenant's default, and payment to Landlord of the full amount due and fulfillment of any other remedy to which Landlord is entitled. So long as Tenant is not then in default beyond expiration of any applicable cure period, Landlord shall apply any unapplied portion of the Security Deposit, without interest, towards payment of the Basic Rent due for the first, thirteenth, fourteenth, twenty-fifth, twenty-sixth and seventy-fourth months of this Lease (exclusive of any partial month at the beginning of the Lease term). Landlord shall not withdraw any portion of the Security Deposit from the Security Deposit account except under the following circumstances: (i) for the payment of Basic Rent when due for the first, thirteenth, fourteenth, twenty-fifth, twenty-sixth and seventy-fourth months of this Lease; (ii) to cure a default of Tenant which has continued beyond expiration of any applicable cure period, and (iii) interest may be withdrawn at any time. The Security Deposit shall be paid to Landlord in cash in full no later than the next business day after execution of this Lease by both Landlord and Tenant. If the Security Deposit is not timely paid, this Lease may be terminated immediately upon delivery of notice of termination by Landlord to Tenant.

4.   TERM.

     4.1 The term of this Lease is as set forth in Section 1.2 beginning on the Commencement Date as defined in Section 1.10.

Tenant shall have no duty to pay rent until the Commencement Date. Tenant agrees to sign a memorandum stating the Commencement Date at the request of Landlord.

     4.2 The first Lease Year shall begin on the Commencement Date and end on the last day of the twelfth full calendar month thereafter (unless the Commencement Date is the first day of the month, in which event the first Lease Year shall end on the last day of the eleventh full calendar month thereafter. For example, if the Commencement Date is November 1, 1999, the first Lease Year would end on October 31, 2000; if the Commencement Date is November 2, 1999, the first Lease Year would end on November 30, 2000. After the first Lease Year, "Lease Year" means each successive twelve (12) month period during the term of this Lease.


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         4.3      If Tenant occupies the Premises prior to the Commencement Date for the purpose of completing Tenant's Work or for any other purpose with Landlord's prior written consent, such early occupancy shall be subject to all of the terms and conditions of this Lease, including without limitation, the provisions of Section 15, except that provided Tenant does not commence the operation of business from the Premises, Tenant will not be obligated to pay rent during the period of such early occupancy. Tenant agrees to provide
Landlord with prior notice of any such intended early occupancy and to cooperate with Landlord during the period of any such early occupancy so as not to interfere with Landlord in the completion of Landlord's Work.

         4.4 The work on the Premises to be performed by Landlord is described in EXHIBIT C ("Landlord's Work"). The work on the Premises to be performed by Tenant is described in EXHIBIT D ("Tenant's Work"). When Landlord has substantially completed Landlord's Work such that Tenant may reasonably commence Tenant's Work and installation of equipment (even though a portion of Landlord's Work may remain to be completed during or after Tenant's Work), Landlord shall notify Tenant that the Premises are available for the commencement of Tenant's Work; the date of such notice shall be the "Notice Date."

         4.5 Landlord shall not be liable for nor shall this Lease be affected by any delay in the occurrence of the Commencement Date because of delays caused to Landlord's Work by strikes, riots, fire, shortage of required materials, acts of God, governmental intervention, delays or the like which are not within its reasonable control. In the event Landlord fails to deliver possession of the Premises to Tenant within one hundred and twenty (120) days after execution of this Lease by both Landlord and Tenant, with Landlord's Work sufficiently completed so that Tenant may reasonably commence Tenant's Work, then Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord unless Landlord so delivers possession of the Premises to Tenant before expiration of the thirty (30) days notice. In the event of termination of this Lease by Tenant under this paragraph, all deposits and prepaid rents shall be refunded in full to Tenant without interest.

         4.6 Tenant shall have the right to extend the term of this Lease for the additional number of consecutive five-year periods stated in Section 1.3 (each a "Renewal Term") on the conditions set forth in this paragraph. Tenant shall exercise its right to extend the term of this Lease through the first Renewal Term by written notice delivered to Landlord no earlier than twelve (12) months but no later than six (6) months before the last day of the initial term of this Lease. Tenant shall exercise its right to extend the term of this Lease through each following Renewal Term by written notice delivered to Landlord no earlier than twelve (12) months but no later than six (6) months before the last day of the then Renewal Term. During the Renewal Terms, all of the terms and conditions of this Lease shall continue to apply, including but not limited to Tenant's payment of Tenant's Pro Rata Share of Excess Operational Expenses, except that there shall be no Landlord's Work performable by Landlord and there shall be no additional Renewal Terms. After the exercise of an option to extend, all references in this Lease to the term shall be considered to mean the term as extended, and all references to the end of the term shall be considered to mean the term as extended. Tenant's option to extend the term of this Lease under this paragraph may not be exercised if an event of default exists beyond expiration of any applicable cure period. Tenant's option to extend the term of this Lease under this paragraph shall also be deemed null and void if Tenant has been late in the payment of rent on three (3) or more occasions within any twelve (12) month period. For purposes of the preceding sentence, a payment shall be deemed to be late if it is received by Landlord after the fifth day of the month for which such rent is due.

5.       RENT.

         5.1 The initial annual Basic Rent shall be the product of the GLA in the Premises as set forth in Section 1.5 multiplied by the Basic Rent per square foot of GLA as set forth in Section 1.8. The annual Basic Rent shall be paid monthly in twelve equal installments due and payable on the first day of each month during each Lease Year. At Landlord's request, Tenant shall pay all rent due under this Lease including Basic Rent and additional rent, by direct deposit to such account as Landlord may designate from time to time.

         5.2 In the event that the Commencement Date is other than the first day of a calendar month, the rent for the initial partial month of the first Lease Year shall be prorated accordingly and shall be due and payable on the Commencement Date.

         5.3 Basic Rent shall be increased periodically to the amounts and at the times set forth in Section 1.9.

         5.4 It is understood and agreed that the GLA figures set forth in Sections 1.5 and 1.6 are approximations as the Building is presently undergoing renovation. At any time within ninety (90) days after the Commencement Date, Landlord or Tenant may remeasure the Premises and Building in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, as promulgated by the Building Owners and Managers Association ("BOMA Standard"). In the event that subsequent remeasurement of the Premises and Building, within the time period specified above, indicates that the actual GLA of the Building or Premises is greater or less than the GLA set forth in
Section 1, any payments due to Landlord from Tenant based upon the amount of GLA shall be proportionally, retroactively and prospectively reduced or increased, as appropriate, to reflect the actual number of GLA, as properly remeasured under the BOMA Standard. If either party disputes the final accuracy of the remeasurement, such dispute will be resolved pursuant to binding arbitration with a single arbitrator in accordance with Washington law. If the parties do not agree as to the identity of the arbitrator, the then Presiding Judge of the Superior Court for the county in which the Premises are


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located, upon an appropriate request which either party may make, shall appoint the arbitrator. The Premises and Building shall not otherwise be again remeasured except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Building. Tenant's Pro Rata Share is set forth in Section 1.7 and is equal to the GLA of the Premises divided by the GLA of the Building and shall be revised to comport with any remeasurement. The Tenant Improvement Allowance and any deposits paid by Tenant shall also be revised to comport with any remeasurement. Landlord and Tenant shall at the request of the other execute a memorandum to memorialize the actual GLA of the Building and Premises, Tenant's Pro Rata Share, and Basic Rent over the term of this Lease, based upon any remeasurement under this paragraph.

6.       RENEWAL TERM BASIC RENT.

         6.1 During the first Lease Year of each Renewal Term, the Basic Rent per square foot of GLA shall be an amount equal to one hundred percent (100%) of the Fair Market Rental Rate of the Premises as of the commencement of such Renewal Term; provided, however, that the Basic Rent shall not be less than one hundred percent (100%) nor more than one hundred and fifty percent (150%) of the Basic Rent payable during the immediately preceding Lease Year. For the purposes of this Lease, the term "Fair Market Rental Rate" shall mean the annual amount per leasable square foot that Landlord has accepted in current transactions between non-affiliated parties from new, non-expansion, non-renewal and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use for a comparable period of time ("Comparable Transactions") in the Building, or if there are not a sufficient number of Comparable Transactions in the Building, what a landlord of a comparable building in the vicinity of the Building would accept in Comparable Transactions. In any determination of Comparable Transactions for the first Renewal Term, expenses associated with a new lease will be disregarded including but not limited to brokerage fees, tenant improvement allowances, free rent periods, and so forth (i.e., the Fair Market Rental Rate will not be adjusted to take into account such factors so that Landlord retains the benefit of not having to realize those expenses). In any determination of Comparable Transactions for the second Renewal Term, expenses associated with a new lease will be taken into account including but not limited to brokerage fees, tenant improvement allowances, free rent periods, and so forth (i.e., the Fair Market Rental Rate will be adjusted to take into account such factors so that Landlord realizes those expenses). For both Renewal Terms, appropriate consideration shall be given to the annual rental rates per leasable square foot, the type of escalation clause (e.g., whether rent increases over the applicable period), and the costs passed through to the tenant compared to the payment by Tenant of Tenant's Pro Rata Share of Excess Operational Expenses under this Lease.

         6.2 If, after bargaining in good faith, either party determines that the parties cannot agree on the Fair Market Rental Rate of the Premises, the Fair Market Rental Rate shall be established by binding arbitration with a single arbitrator in accordance with Washington law. If the parties do not agree as to the identity of the arbitrator, the then Presiding Judge of the Superior Court for the county in which the Premises are located, upon an appropriate request which either party may make, shall appoint the arbitrator. Within ten
(10) days of the appointment of the arbitrator, each party shall submit in writing to the arbitrator the amount which each proposes be established as the Fair Market Rental Rate at the commencement of the Renewal Term ("Submissions"). The arbitrator shall not disclose any Submission to the other party until the arbitrator has received both parties' Submissions. The arbitrator shall study such evidence and information as the arbitrator deems appropriate to determine the Fair Market Rental Rate of the Premises; provided that the Arbitrator's determination of the Fair Market Rental Rate of the Premises shall be confined and strictly limited to selection, as the more reasonable approximation of the Fair Market Rental Rate of the Premises, of the amount stated in the Submission of Tenant or the Submission of Landlord, and the arbitrator may not select or declare any third number to be the Fair Market Rental Rate of the Premises. Any Submission which proposes a Fair Market Rental Rate which is less than one hundred percent (100%) or more than one hundred and fifty percent (150%) of the Basic Rent payable during the immediately preceding Lease Year shall be disregarded by the arbitrator. In its determination of Fair Market Rental Rate, the arbitrator shall take into account the factors set forth in the preceding paragraph. Except as to the Parties' Submissions, any other communication by a party to the arbitrator shall be in writing with a copy to the other party. Upon completion of the arbitrator's investigation of the Fair Market Rental Rate of the Premises, the arbitrator shall report in writing to each of the parties which party's Submission has been selected by the arbitrator as the more reasonable approximation of the Fair Market Rental Rate of the Premises without requirement of further substantiation or information. Upon receipt of such report from the arbitrator, the arbitrator's assignment shall be complete, and each of the parties to this Lease agrees to accept such determination by the arbitrator as binding and conclusive without any right of appeal. Tenant and Landlord each shall pay its own costs of arbitration and one-half of the fee due to the arbitrator for the arbitration services.

7.       ADDITIONAL RENT.

         7.1 In addition to Basic Rent, Tenant shall pay to Landlord, as additional rent, Tenant's Pro Rata Share of the Operational Expenses incurred by Landlord in excess of the Operational Expenses for the Base Year set forth in
Section 1.15 ("Tenant's Pro Rata Share of Excess Operational Expenses"). Landlord shall reasonably estimate the monthly amount of Operational Expenses payable by Tenant, and Tenant shall pay Landlord such estimated amount together with Tenant's monthly payment of Basic Rent, but failure by Landlord to give such estimate shall not constitute a waiver by Landlord of its right to require payment by Tenant of Tenant's Pro Rata Share of Excess Operational Expenses. Landlord may adjust the estimated monthly amount to be paid based upon Landlord's actual Operational Expenses.

         7.2 On or before April 1st of each calendar year during the term of this Lease, Landlord shall endeavor to compute any charge or credit to the Tenant for any difference between the actual and the


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estimated Excess Operational Expenses, but failure by Landlord to complete such computation by said date shall not constitute a waiver by Landlord of its right to require payment of Tenant's Pro Rata Share of Excess Operational Expenses. Any deficit shall be paid by Tenant within ten (10) days after notice. If overpaid, Landlord may either apply such overpayment to Tenant's rent obligations next coming due or reimburse Tenant. Landlord may establish a reserve account for the payment of Excess Operational Expenses, commingle such reserve with other funds and, subject to an accounting, withdraw when payments are due without notice to Tenant. No interest shall be due on any reserve account. The reserve account shall not exceed five percent (5%) of the annual Operational Expenses. Tenant's obligation for Tenant's Pro Rata Share of Excess Operational Expenses for any partial calendar year during the term of the Lease shall be prorated.

         7.3 Operational Expenses shall include all costs of operation and maintenance of the Property (including any other areas which Landlord may elect to add for use for tenant, customer or employee parking) incurred by Landlord including but not limited to: water, electricity, natural gas if supplied, heat, sewer and garbage removal; licenses, permits and inspection fees; landscaping, irrigation, parking lot and garage maintenance, directional and other signage, lighting, repaving and restriping; roof maintenance; customary and reasonable property management fees not to exceed three percent (3%) of gross rents; maintaining and repairing sewer main, ducts, conduits and similar items, fire protection systems, sprinkler and security alarm systems, elevators, storm and sanitary drainage systems and other utility and mechanical systems; backflow prevention; expenses of any special events conducted by Landlord in the Common Area; materials and services for operation, maintenance or the security or protection of the Property including any janitorial services, pest control, HVAC service contracts and any other repair and maintenance by Landlord; Insurance Premiums and Taxes; but shall not include cost of improvements for individual tenants, depreciation on the Building, Capital Improvements, any insurance deductible in excess of $10,000, any uninsured casualty loss, costs of repair of latent defects in the Building, remediation of any environmental condition not caused by Tenant, and any alteration of the Building required by any laws in force on the date of execution of this Lease by Landlord and not required due to Tenant's use of the Premises. Capital Improvements shall be defined as repairs by Landlord of foundations, roofs and exterior walls, exclusive of glass, painting, signage, and routine maintenance, which are classified as capital expenditures under standard and reasonable accounting principles employed by Landlord. Operational Expenses shall include capital improvements required by any law newly enacted after execution of this Lease or which will improve operating efficiency, provided that such capital expenditures shall be amortized by dividing the original cost of such capital expenditure by the number of years of useful life of the subject of the capital expenditure and provided, further, that capital expenditures to improve operating efficiency shall be limited to the savings generated by the operating efficiency. "Insurance Premiums" are the expense of insurance maintained by Landlord as contemplated by this Lease together with any reasonably required insurance including rental loss insurance for an amount equal to the then gross rents of the Property for a loss period of approximately twelve months. "Taxes" are all real estate taxes, any installment of any improvement or other special assessment or personal property taxes charged to the Property now or in the future and all other governmental charges or requirements whether ordinary or extraordinary and including those intended to benefit the environment (exclusive of charges for remediation of any environmental condition on the Property not caused by Tenant and not general to the geographical area of the Property). Landlord shall elect to pay any new assessments or charges over the longest period available and Tenant shall pay only those installments allocable to Tenant's Lease term. Federal and state income taxes computed on Landlord's net income shall not be included in Taxes. If the assessed value of the Property in the Base Year does not reflect the renovation of the Building and the Tenant Improvements made to the Premises, then the real estate taxes charged in the Base Year shall be adjusted, for the purpose of calculating Excess Operational Expenses payable by Tenant, to the amount of real estate taxes which would have been charged if the assessed value of the Property in the Base Year took into account the renovation of the Building and the Tenant Improvements made to the Premises.

         7.4 If less than one hundred percent (100%) of the GLA of the Building is occupied during any calendar year period, then the variable portion of the Operational Expenses for such period shall be deemed to be equal to the total of the variable portion of Operational Expenses which would have been incurred by Landlord if one hundred percent (100%) of the GLA of the Building had been occupied for the entirety of such calendar year with all tenants paying full rent, as contrasted with free rent, half rent or the like. Notwithstanding the foregoing, Landlord shall not recover as Excess Operational Expenses more than 100% of the Excess Operational Expenses actually paid by Landlord. Operational Expenses shall be computed according to the cash or accrual basis of accounting, as Landlord may elect in accordance with standard and reasonable accounting principles employed by Landlord. In the event of any change during the term of this Lease between a cash and accrual basis of accounting, the amount of Excess Operational Expenses payable by Tenant shall not be more than five percent (5%) greater than if such change had not been made. Landlord presently uses a cash basis of accounting.

         7.5 If Landlord causes utilities for the Premises to be separately metered from utilities for other portions of the Property or otherwise provides services (including air conditioning and heating) separately for either the Premises or other portions of the Property, Landlord may elect to require the recipient of such services or utilities to pay directly for all such separately metered or provided utilities or services as received. In the event that such utilities or services to the Premises or other areas of the Property are so separately metered or charged, Tenant's Pro Rata Share of Excess Operational Expenses (as to such utilities or services) shall be adjusted to equitably compensate for separate charging of such utilities or services. Landlord shall not be liable for any interruption or failure in utility services.


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         7.6 Tenant shall pay directly and when due any personal property tax assessed against any personal property or leasehold improvements owned by Tenant and any governmental charges resulting from Tenant's use or occupancy of the Premises.

         7.7 Should any governmental taxing authority acting under any present or future law, ordinance or regulation levy, assess or impose a tax, excise or assessment (other than an income or franchise tax) upon or against or measured by rent, or any part of it, Tenant shall pay such tax, excise and/or assessment when due or shall on demand reimburse Landlord for the amount thereof, as the case may be.

         7.8 Any Lease provision providing for Landlord to pay an expense or perform a service shall not limit Tenant's agreement to pay, as additional rent, Tenant's Pro Rata Share of Excess Operational Expenses.

8.       PAYMENT.

         8.1 Tenant will pay all rents, without any deduction or offset, at the office of Landlord, in advance, on or before the first day of each calendar month, at such reasonable location as Landlord designates.

         8.2 A late charge shall be paid for any payment not received by Landlord within five (5) days of its due date, which late charge shall be equal to ten percent (10%) of the late payment. The first time in any calendar year that a late charge is due, Landlord shall deliver a three (3) day notice to Tenant of the payment due and the late charge. If the payment due is paid before expiration of the three (3) day notice, no late charge shall be due. No notices shall be required with respect to any subsequent late charges in the calendar year.

         8.3 In the event any payment is not received within twenty days of its due date, an additional late charge shall be assessed, which additional late charge shall be equal to 5% of the payment so due for each calendar month or portion thereof until paid in full, together with any other late charges.

9. QUIET ENJOYMENT. Landlord warrants it has the right to make this Lease, and Tenant, if not in default, shall have quiet and peaceful possession and enjoyment of the Premises for the term of this Lease.

10.      ASSIGNMENT AND SUBLETTING.

         10.1 Without Landlord's prior written consent, Tenant shall not assign, mortgage, or in any manner transfer this Lease whether voluntarily or involuntarily or by operation of law, or sublet or license the Premises or any part of it. Consent to an assignment or sublease shall not be considered to be consent to any subsequent assignment or sublease. Landlord shall not unreasonably withhold, delay or condition Landlord's consent to an assignment or sublease. Landlord's consent to an assignment or sublease shall be deemed granted if Landlord fails to deliver to Tenant Landlord's reasons for withholding Landlord's consent to such assignment or sublease, in writing, within ten (10) business days after delivery to Landlord of Tenant's written request for such consent together with information respecting the proposed subtenant or assignee, financial statements of the proposed subtenant or assignee, the terms of the proposed sublease or assignment, and any other information or documents reasonably requested by Landlord.

         10.2 If Landlord's consent to an assignment or sublease is requested on or after November 1, 2001, Landlord reserves the right to terminate this Lease, or if consent is requested for subletting less than the entire Premises, Landlord reserves the right to terminate this Lease with respect to the portion for which such consent is requested at the proposed effective date of such subletting. In such event, Landlord may enter into the relationship of Landlord and Tenant with any such subtenant or assignee based on the rent (and/or other compensation) and the term agreed to by such subtenant or assignee and otherwise upon the terms and conditions of this Lease. Landlord will notify Tenant in writing of Landlord's election under this paragraph to terminate this Lease with respect to all or any portion of the Premises ("Termination Notice"). Tenant may notify Landlord in writing, within five (5) business days after delivery of the Termination Notice to Tenant, that Tenant withdraws its request for Landlord's consent to the assignment or sublease and no assignment or sublet shall occur. In the event of Tenant's timely withdrawal notice, the Termination Notice shall be void.

         10.3 One-half of all rent or other consideration received by Tenant from its subtenants or assignees in excess of the rent payable by Tenant to Landlord under this Lease for the applicable portion of the Premises (and net of expenses reasonably incurred by Tenant in connection with such sub-let or assignment including but not limited to brokerage fees), with respect to the time period on and after November 1, 2001, shall be paid to Landlord. Any sums to be paid by a subtenant or assignee to Tenant in consideration of the assignment of this Lease or sublease of the Premises or any portion of the Premises, if paid in one or more lump sums before November 1, 2001, shall be amortized in equal monthly payments over the term of the sublease or assignment and one-half of the amount allocable to the period of time on and after November 1, 2001, shall be paid to Landlord no later than November 1, 2001.

         10.4 Tenant shall reimburse Landlord for any expense incurred by Landlord as a result of any request for such consent including any new or revised signage and attorney fees for review or preparation of related documents. Subtenants or assignees shall become directly liable to Landlord for all of Tenant's Lease obligations without limiting the liability of Tenant for the full, complete and prompt performance of



                                                                        PAGE - 6

Tenant's obligations under this Lease. Tenant agrees that any modification, release or extension granted by Landlord to any subtenant or assignee shall not relieve Tenant of any liability to Landlord. If Tenant is an entity other than a natural person, any change in the ownership of, or power to vote, a controlling interest in the entity shall constitute an assignment for the purposes of this paragraph, except for changes resulting from (i) publicly traded stock, and (ii) mergers or acquisitions so long as the surviving entity has a net worth equal to or greater than the previously existing tenant and the surviving entity assumes all of Tenant's obligations under this Lease. In connection with any sublease or assignment, Tenant shall provide Landlord with copies of all assignments, sublease and assumption instruments.

11.      ALTERATIONS.

         11.1 Tenant shall not alter the Premises without first obtaining the written consent of Landlord. Landlord may impose reasonable conditions on its consent including approval of plans, contractor and waiver of lien rights, and the provision by Tenant of "Builder's All Risk" insurance in a customary and reasonable amount approved by Landlord covering the construction of such alterations. Tenant shall provide to Landlord, before commencement of Tenant's Work, sufficiently detailed drawings and specification of Tenant's Work together with copies of all required building permits for Landlord's advance review and approval. Prior to the termination of the Lease, Tenant shall, at Tenant's expense, remove any alterations made by Tenant (other than the original Tenant's
Work), designated by Landlord to be removed, and repair any damage to the Premises caused by the alteration or removal. Unless designated by Landlord for removal, any alterations made by Tenant shall become the property of Landlord at the termination of the Lease. If Tenant desires any alteration requiring boring or cutting, Landlord will direct where and how the boring and cutting for installation will be permitted. All work done by Tenant with respect to any alterations must be done in a good and workmanlike manner and diligently prosecuted to completion.

         11.2 No approval by Landlord of Tenant's construction plans for Tenant's Work or any other alterations shall be deemed to be any warranty or assurance of the completeness or feasibility of such plans. Tenant agrees that it will not install any equipment that will exceed or overload the capacity of any equipment serving the Property and that, if any equipment installed by Tenant shall require additional capacity, the same shall be installed at Tenant's expense. Tenant shall not install any automatic teller machine or other remote banking device.

12.      SERVICES AND UTILITIES.

         12.1 Landlord agrees to furnish to the Premises between the hours of 7:00 a.m. through 6:00 p.m., Monday through Friday, and 7:00 a.m. through noon Saturday, exclusive of holidays, electricity for normal lighting and fractional horsepower office machines, and heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises. Tenant shall pay as additional rent the cost of heat, air conditioning and utilities furnished during other than the normal hours established by Landlord, at a minimum hourly fee as determined by Landlord from time to time and in no event less than Thirty and No/100 Dollars ($30.00) per hour of such use. Tenant shall provide Landlord with Forty-Eight (48) hours advance written notice of the need for such additional use. Landlord shall provide janitorial service as provided in this Lease. Landlord shall provide lamp replacement for Landlord-furnished lighting, toilet room supplies, and exterior glass washing with reasonable frequency. Landlord shall also maintain and keep lighted the common stairs, common entries and toilet rooms in the Building. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of Rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, utility outages, lockouts or other labor disturbances or labor disputes of any character or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, and; no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements shall be deemed as an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder. Landlord shall not be liable under any circumstances for a loss or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

         12.2 Tenant shall not, without written consent of Landlord, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines and punch card machines, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Tenant shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord, which Landlord may refuse, to the use thereof, and Landlord may cause a water meter or electrical current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Tenant, and Tenant agrees to pay Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not



                                                                        PAGE - 7
installed, such excess cost for such water and electric current will be established by an estimate made by a utility company or consulting engineer.

         12.3 Tenant acknowledges, understands and agrees that Landlord shall have no obligation or responsibility to provide guard service or other security measures for the benefit of the Premises or the Property other than the card-key access system which is part of Landlord's Work. Tenant assumes sole responsibility for the protection of Tenant, its agents and invitees and the property of Tenant and of Tenant's agents and invitees from acts of third parties. Landlord may, at its sole option, however, provide security protection for the Premises or Property, in which event such costs and expenses shall be included within the definition of Operational Expenses.

13. MAINTENANCE. Landlord shall provide daily janitorial service to the Premises (exclusive of Saturdays, Sundays and holidays) including vacuuming, dusting, trash removal and such regular maintenance as is normally conducted in a comparable class office building in the geographical area of the Premises including but not limited to window cleaning, pest control and snow shoveling; provided that janitorial service shall not include shampooing the carpets. Tenant shall make repairs and replacements to the Premises and Common Area, or Building needed because of any negligent or intentional act or omission of Tenant or Tenant's agents, employees or invitees, except to the extent that the repairs or replacements are covered by or required by the terms of this Lease to be covered by Landlord's insurance. Except for the repairs and replacements that Tenant must make under the preceding sentence, Landlord shall pay for and make all other repairs and replacements to the Premises, Common Area and Building, and shall maintain the Building in good condition including but not limited to: the foundations, bearing and exterior walls (including glass), subflooring and roof (including skylights), electrical, plumbing and sewage systems, gutters and down spouts, the heating, ventilating and air conditioning system, interior walls, floors, ceilings, interior and exterior doors and windows and their appurtenant sills and frames, together with all fixtures, appliances, elevators, equipment, and plumbing and utility lines. Landlord shall have no obligation to perform any maintenance under the preceding sentence until a reasonable time after receipt of written notice of the need for such maintenance. In no event shall Tenant be entitled to undertake any such maintenance or repairs, whether at the expense of Tenant or Landlord, and Tenant hereby waives the benefits of any law now or hereafter in effect which would otherwise provide Tenant with such right. Notwithstanding the foregoing, if action on the part of Tenant is required immediately to prevent property damage, personal injury or material interference with Tenant's business conducted at the Premises, then Tenant may take such reasonably required preventative action and request reimbursement for the cost of such action from Landlord. Landlord shall promptly reimburse Tenant for such cost if the action taken by Tenant was reasonable and required due to a cause for which Landlord is responsible under the terms of this Lease. If Landlord fails to reimburse Tenant for an amount due under the preceding sentence within thirty (30) days of Tenant's notice to Landlord of the amount due, then the amount due shall bear interest at the rate of twelve percent (12%) per annum. Tenant shall in no event be entitled to offset against rents any amount claimed to be owed by Landlord. The Lease and Tenant's obligations hereunder shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease due to fire, earthquake, inclement weather or other acts of God, acts of the public enemy, riot, insurrection, governmental regulation of the sales of materials or supplies or the transportation thereof, strikes or boycotts, shortages of materials or labor, or any other cause beyond the control of Landlord.

14.      USE OF PREMISES.

         14.1 Tenant shall use the Premises solely for the purposes set forth in
Section 1.11 and for no other purpose. Neither Landlord nor any agent of Landlord has made any representation or warranty respecting the Premises or the Property or the suitability of the Premises or the Property for the conduct of Tenant's business, nor has Landlord agreed to undertake any alteration or improvement to the Premises or the Property, except for the Landlord's Work. Landlord may from time to time, in its sole discretion, make such alterations, deletions or improvements to the Property as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly comply with and be responsible for its agents, employees or invitees complying with all laws, orders and regulations affecting its use of the Property. Tenant shall not do or permit anything to be done in or about the Premises or Property or bring or keep anything in the Premises that will in any way increase the premium for fire or casualty insurance. Tenant will not perform any act or carry on any practice that may injure the Premises or the Property; that may be a nuisance or menace to other tenants of the Property; or that shall in any way interfere with the quiet enjoyment of such other tenants.

         14.2 Tenant shall faithfully observe and comply with the rules that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to such rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant; provided, however, that such additions or modifications shall not impose additional monetary obligations on Tenant. Landlord shall not be responsible to Tenant for the non-compliance with any such rules by other tenants or occupants. The parties acknowledge that the rules attached hereto as EXHIBIT E are presently the rules which are in effect.

         14.3 Tenant will not permit anything in the Premises that will increase the rate of any insurance or prevent Landlord from taking advantage of any ruling of an insurance bureau which would allow reduced rates for insurance policies or that may be dangerous to any person or the Property; Tenant will not permit any objectionable noise or odor to be emitted from the Premises, and; Tenant will not permit the Premises to be used for any illegal purpose. Tenant will comply at Tenant's own cost and expense with all orders, notices, regulations, or requirements of any municipality, state or other


                                                                        PAGE - 8
governmental authority arising from Tenant's use of said Premises. No article or articles which in the aggregate would exceed the design standard of the Premises shall be moved into the Premises; Landlord shall have the right to fix the position within the Premises of any article of unusual weight.

         14.4 Tenant agrees that the opening of its business in the Premises will be its acknowledgement that it has inspected and examined the Premises, knows the condition thereof, and accepts same from Landlord in its present condition, and Landlord has satisfactorily completed all of Landlord's Work and thereby fulfilled any obligations of Landlord to prepare the Premises for Tenant's use; provided, however, Landlord shall remain responsible for the repair of latent defects in the following portions of the Building: (i) structural portions, (ii) the roof, and (iii) the utility systems.

         14.5 Tenant shall not use or permit the use of the Premises for the generation, storage, treatment, use, transportation, handling or disposal of any chemical, material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by any governmental authority, or which, even if not so regulated, may or could pose a hazard to the health or safety of persons on the Premises or other tenants or occupants of the Property or property adjacent thereto, and no such chemical, material or substance shall be brought onto the Premises without the Landlord's express written approval. Tenant agrees that it will at all times observe and abide by all laws and regulations relating to the handling of such materials and will promptly notify Landlord of (a) the receipt of any warning notice, notice of violation, or complaint received from any governmental agency or third party relating to environmental compliance and (b) any release by Tenant, or otherwise known to Tenant, of hazardous materials on the Premises and/or Property. Tenant shall, in accordance with all applicable laws, carry out, at its sole cost and expense, any remediation required as a result of the release of any hazardous substance by Tenant or by Tenant's agents, employees, contractors or invitees, from the Premises and/or Property. Notwithstanding the foregoing, Tenant shall have the right to bring on to the Premises reasonable amounts of cleaning material and the like necessary for the operation of the Tenant's business, but Tenant's liability with respect to such materials shall be as set forth in this paragraph.

15. MECHANICS' LIEN. Tenant agrees that it will pay, when due, all costs for work caused to be done by it on the Premises, and will keep the Premises free and clear of all mechanics' liens and other liens on account of work done for it. Tenant agrees to and shall indemnify, defend and hold Landlord harmless against liability, loss, damage, costs, attorneys' fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or material or supplies furnished for Tenant. If Tenant shall desire to contest any claim of lien, it shall furnish Landlord adequate security in the value or in the amount of the claim, plus estimated costs and interest. If a judgment establishing a lien for any amount is entered which affects the Premises or Landlord, Tenant shall pay and satisfy the same at once. Should any claims of lien be filed against the Premises or any action affecting the title to the Property be commenced, Tenant shall forthwith give Landlord written notice thereof and provide adequate security to Landlord for the payment of such claim.

16.      INSURANCE BY LANDLORD.

         16.1 Landlord shall maintain insurance covering the Property, including any alterations by Landlord for full insurable replacement cost during the term of this Lease, providing protection against any peril included within the classification "fire and extended coverage," together with insurance against sprinkler damage, vandalism and malicious mischief. Any insurance proceeds payable under such policy shall be used to perform any obligation of Landlord to repair or rebuild the Premises or Property, if Landlord elects to repair or rebuild as provided in this Lease.

         16.2 In addition to the insurance described in Section 16.1, Landlord may maintain all risk, casualty and liability, including boiler and machinery, rental abatement, flood, earthquake and other insurance coverages deemed necessary by Landlord with respect to the Building and its operation.

         16.3 The premiums, costs and deductibles of all such insurance policies carried by Landlord shall be Operational Expenses with respect to which Tenant shall pay Tenant's Pro Rata Share of Excess Operational Expenses. Notwithstanding the foregoing, in the event Landlord adds a new type of insurance coverage after the Base Year (unless such addition is required by law), then the additional premium charged for the new type of insurance coverage will not be included in Tenant's Pro Rata Share of Excess Operational Expenses but all increases in such premium shall be included in future years.

17. INSURANCE BY TENANT. Tenant shall maintain, at its expense, and naming Landlord as an additional insured, the following insurance policies and furnish Landlord a certificate from the insurance carrier evidencing the insurance (at the beginning of this Lease and at each renewal of the insurance), that Landlord is a named insured, and that the insurance cannot be terminated, discontinued or diminished without giving Landlord at least twenty (20) days prior written notice.

         17.1 Comprehensive general liability insurance ("Liability Policy") with an insurance company having a Best's Rating of A-XI or higher with minimum limits of $500,000 (per accident) for property damage and $1,000,000 (per person) and $3,000,000 (per accident or occurrence) for bodily injuries and death, naming as insureds Tenant, and as additional insureds, Landlord and any lender secured by the Premises whose name has been provided to Tenant. Tenant may carry said insurance under a blanket policy. The Liability Policy shall insure against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The Liability Policy shall include an "Additional Insured - Managers or Landlords of Premises" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile fire. The Liability Policy shall


                                                                       PAGE - 9
not contain any inter-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance required to be carried by Tenant under this Lease shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

         17.2 Insurance covering Tenant's property including Tenant's original improvements to the Premises and any Tenant alterations in the Premises in an amount not less than one hundred percent (100%) of their full insurable replacement cost from time to time during the term of this Lease providing protection against any peril included within the classification "fire and extended coverage," together with insurance against sprinkler damage, vandalism and malicious mischief. Policy proceeds shall be used to repair or replace property damaged or destroyed, and to return the Premises to a condition generally approximating the condition existing prior to such damage.

18. WAIVER OF SUBROGATION. Landlord and Tenant hereby waive any rights they may have against each other and other tenants on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises, or its contents or to other portions of the Property, arising from any risk generally covered by fire and extended coverage insurance; and the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant or other tenants, as the case may be. The foregoing waivers of subrogation shall be operative only to the extent of the policy limits provided for above or the actual policy limits, whichever are greater and so long as available in the state in which the Property is located. If necessary, Landlord and Tenant agree to cause appropriate riders to be attached to their insurance policies to effectuate such waivers.

19.      INDEMNITY AND RISK OF LOSS.

         19.1 Tenant will save and hold Landlord harmless from all loss, damage, liability or expense resulting from any injury to any person or property including the Premises or Property, caused by or resulting from any act or omission of Tenant, its employees, customers or suppliers except to the extent that the loss is covered by insurance maintained by Landlord or Tenant and subrogation is waived under this Lease. Tenant's obligation to indemnify Landlord under this paragraph includes an obligation to indemnify for losses resulting from death or injury to Tenant's employees, and Tenant accordingly hereby waives any and all immunities it now has or hereafter may have under any Industrial Insurance Act, or other worker's compensation, disability benefit or other similar act which would otherwise be applicable in the case of such a claim. The parties acknowledge that the foregoing provisions of this paragraph have been specifically and mutually negotiated between the parties.

         19.2 Landlord shall not be liable for damage to property or to any person occurring in the Premises, Common Area or the Property arising out of any act or omission of any tenant, its employees, customers or suppliers.

         19.3 All property (whether owned by Tenant, its employees or others) in the Premises shall be at Tenant's sole risk. Landlord shall not be liable for any damage to or loss of such property.

20.      SECTION 20 INTENTIONALLY DELETED.

21.      REMEDIES FOR DEFAULT.

         21.1 If Tenant fails to pay any sum for more than three (3) business days after notice that payment of such sum is due or in the event of Tenant's default in performing any of the other terms of this Lease for more than ten
(10) days after notice of such non-monetary default (or within such additional time as is reasonably required to correct any default other than payment of money by Tenant), or if Tenant assigns or otherwise transfers this Lease or subleases the Premises without Landlord's prior written consent, Landlord, in addition to the other rights or remedies it may have, shall have the right to immediately terminate this Lease or re-enter and attempt to relet without terminating this Lease and remove all persons and property from the Premises (which property may be removed and stored in a public warehouse or elsewhere at the cost and risk of, and for the account of Tenant) all without service of notice or resort to legal process and without being deemed guilty of trespass, or any liability of Landlord for any loss or damage which may be occasioned thereby.

         21.2 It shall be a material breach of this Lease if Tenant or any guarantor of Tenant shall become bankrupt or insolvent, or commence any proceedings under any bankruptcy or insolvency laws, or if Tenant or any guarantor of Tenant shall take or have taken against it in federal or state court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or such guarantor's property, if Tenant or any guarantor makes an assignment for the benefit of creditors, of if any assets of Tenant (whether located in the Premises or elsewhere) are seized or attached by any creditor of Tenant or a governmental agency.

         21.3 If Landlord, without terminating this Lease, either (1) elects to re-enter the Premises and attempt to relet or (2) takes possession of the Premises pursuant to legal proceedings, or (3) takes possession of the Premises pursuant to any notice provided by law, then Landlord may, from time to time, make such alterations and repairs as may be necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rent and other terms as Landlord in its reasonable discretion deems advisable. Upon such reletting, all


                                                                       PAGE - 10
rents received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness of Tenant (other than any rents due hereunder) to Landlord; second, to the payment of any costs and expenses of obtaining possession and any such reletting, including expense of alterations and repairs, brokerage fees and attorney's fees; third, to the payment of any rents due and unpaid hereunder. If such rents and any other amounts received from such reletting during any month be less than that to be paid during that month by Tenant, Tenant shall immediately pay such deficiency to Landlord. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, Landlord may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reimbursement of any brokerage fees incurred by Landlord in connection with Tenant's lease, and all rent as follows which, at Landlord's election, shall be accelerated and be due in full on demand:

                  21.3.1 The unpaid rent and additional rent payable hereunder which had been earned at the date of such termination plus interest at the rate of 18% per annum from the date due until paid in full; plus

                  21.3.2 The present worth of the amount by which the unpaid rent and additional rent which would have been earned after termination for the balance of the term exceeds the amount of such rental loss which Tenant proves could reasonably have been avoided.

                  21.3.3 As used in subparagraph 21.3.2 above, the "present worth" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco as of the date of termination plus one percent. The present worth amount due under subparagraph 21.3.2 shall bear interest at the rate of 18% per annum from the date of termination until paid in full.

         21.4 Landlord's rights and remedies in this Lease are cumulative and no one of such rights and remedies shall be exclusive at law or in equity of the rights and remedies which Landlord might otherwise have by virtue of a default under this Lease, and the exercise of one such right or remedy by Landlord shall not impair Landlord's standing to exercise any other right or remedy. Landlord and Tenant shall, and do hereby, waive trial by jury in any action, suit or proceeding related to, arising out of or in connection with the terms, conditions and covenants of this Lease.

         21.5 In the event that Tenant and Landlord are parties to any other agreement in addition to this lease, any breach of such other agreement shall also be deemed, at the sole election of Landlord, to be a breach of this Lease and vice versa.

22. DAMAGE BY CASUALTY. In the event of damage to the Property or the Premises by casualty which renders the Property, in whole or in part, or the Premises untenantable, Landlord shall within ninety (90) days after said casualty notify the Tenant whether or not Landlord elects to reconstruct ("Reconstruction Notice"). If in Landlord's good faith estimation, the Premises cannot be restored within one hundred eighty (180) days after Landlord receives notice of damage, Landlord shall so notify Tenant in Landlord's Reconstruction Notice. Tenant may terminate this Lease by delivery of notice to Landlord within thirty
(30) days after delivery of Landlord's Reconstruction Notice notifying Tenant that the Premises cannot be restored within one hundred eighty (180) days. If Landlord elects not to reconstruct or if Tenant elects under the preceding sentence to terminate this Lease, this Lease shall be terminated as of the date of such damage and rents will be prorated as of that date. If the Lease is not so terminated, there shall be an abatement of rent and additional rent for the entire period of time between the date of such destruction and the date on which the Premises shall be placed in tenantable condition. If the Property is partially destroyed by casualty and the damage does not amount to the above extent, Landlord shall repair the Property with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of Tenant, all or any portion of the Property necessary to complete repairs, in which event there shall be an abatement of rent and additional rent as the nature of the damage and its interference with the occupancy of the Premises by Tenant shall warrant. If the Premises are only slightly damaged so as not to cause any material interference with Tenant's occupancy, there shall be no abatement of rent and Landlord shall repair the damage as soon as possible. In the event of any casualty (with or without election to rebuild), Landlord shall have no obligation to replace, rebuild or repair any property of Tenant including alterations by Tenant, but such Tenant property or alterations shall be replaced, rebuilt or repaired by Tenant as soon as possible.

23. CONDEMNATION. If the entire Premises, or a portion of the Property required for reasonable use of the Premises, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. Rent shall be apportioned as of the date of such termination. In case of a taking of a part of the Premises or a portion of the Property not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the rental shall be equitably reduced based on the proportion by which the floor area of Premises is reduced, effective as of the date of such partial taking. No award for any partial or entire taking or any taking of Common Area shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing herein shall be deemed to give Landlord any


                                                                       PAGE - 11
interest in or to require Tenant to assign to Landlord any award made to Tenant for interruption of Tenant's business or Tenant's moving expenses.

24.      PRIORITY AND ATTORNMENT.

         24.1 So long as the mortgagee or lienholder shall agree to recognize this Lease in the event of foreclosure if the Tenant is not in default, this Lease shall be subordinate to any mortgages now a lien or hereafter placed upon the Property and to all advances made thereunder, all interest thereon and to all sums secured thereby, and all renewals, replacements, consolidations and extensions thereof together with such other restrictions or covenants as may be placed of public record during the term of this Lease. Any mortgagee may elect to have this Lease prior in right to its mortgage, and in the event of such election, and upon notification by such mortgagee to Tenant to that effect, this Lease shall be deemed to have priority over the lien of such mortgage, whether this Lease is dated prior or subsequent to such mortgage. Tenant shall execute and deliver whatever instruments may be required from time to time by any mortgagee for any of the foregoing purposes, and in the event Tenant fails so to do within ten (10) days after demand, Tenant hereby makes and irrevocably appoints Landlord as its attorney-in-fact and in its name, place and stead so to do.

         24.2 Tenant waives any right of election to terminate this Lease in the event any foreclosure proceeding is brought by any mortgagee. Tenant agrees, in the event of any foreclosure proceedings, to attorn to the purchaser, at such purchaser's request, at such foreclosure sale and to recognize such purchaser as Landlord under this Lease.

         24.3 Tenant covenants and agrees that, in the event of one or more sales or assignments of Landlord's interest in the Property, Tenant will attorn to the transferee(s) of Landlord's interest in the Property and will recognize such transferee(s) as Tenant's Landlord under this Lease. Tenant agrees, on ten
(10) days' prior notice by Landlord, to execute and deliver, from time to time, any instrument which may be appropriate to evidence Tenant's attornment and Tenant irrevocably appoints Landlord its attorney-in-fact to execute, acknowledge, and deliver for and on behalf of Tenant any such instrument.

         24.4 "Mortgage" and "mortgagee" herein shall include a mortgage, deed of trust or security agreement and the mortgagee, the beneficiary of a deed of trust or secured party. Tenant shall within ten (10) days of request by Landlord deliver an executed and acknowledged instrument amending this Lease in such respects as may be required by any present or future mortgagee, provided that such amendment does not materially alter or impair Tenant's rights or remedies under this Lease or increase its rent.

         24.5 In the event of any default by Landlord, Tenant will give notice by registered or certified mail to any mortgagee holding a mortgage covering the Premises or any leasehold interest therein whose address shall have been furnished to Tenant, and shall offer such mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

         24.6 Promptly upon execution of this Lease by Landlord and Tenant, Landlord shall request ____________________, its lender holding a security interest in the Property, to execute an agreement to not disturb Tenant's possession of the Premises under this Lease so long as Tenant performs its obligations under this Lease (commonly known as, and referred to herein as, a "subordination, non-disturbance and attornment agreement" and/or as an "SNDAA"). If the executed SNDAA has not been delivered to Tenant within fifteen (15) days after execution of this Lease by Landlord and Tenant, then Tenant may terminate this Lease by written notice delivered to Landlord no later than thirty (30) days after execution of this Lease by Landlord and Tenant. Upon such termination, all prepaid rents and/or deposits shall be refunded in full to Tenant without interest. If Tenant does not timely terminate this Lease, Tenant shall be deemed to have forever waived any requirement of delivery of the SNDAA.

25.      RULES, REGULATIONS AND MISCELLANEOUS.

         25.1 REGULATIONS. Landlord may from time to time make regulations appropriate for the use and operation of the Property and Common Area so long as not inconsistent with the terms, covenants and conditions of this Lease and so long as such regulations do not unreasonably, adversely affect Tenant's business. Landlord may condition its approval of Tenant's use of Common Area for special events upon increased insurance coverage for the duration of such special events.

         25.2 SIGNAGE. Landlord shall install a sign on each floor of the Premises, in the main lobby of the Building, and if one exists the building monument near the entrance to the Building. Each sign shall be in Landlord's standard building form, which form may be changed from time to time by Landlord in its sole discretion, and shall identify Tenant's name and suite number. Tenant shall not place any additional signs on the Property including on any entrance to Tenant's suite without prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to Tenant signage on the exterior of the Building (exclusive of the south side) which, if such consent is granted, shall be installed at Tenant's sole expense and in compliance with all applicable sign ordinances. Withholding of Landlord's consent to Tenant signage on the exterior of the Building for the purpose of reserving reasonable signage area for the ground floor tenants of the Building shall be deemed to be reasonable. Landlord may also withhold consent to Tenant signage on the south side of the Building in Landlord's sole discretion. Any sign erected or maintained in violation hereof may be removed by Landlord at Tenant's expense. Landlord may at any time during the last one hundred eighty (180) days of the term of the Lease place on or about the Premises "for rent" signs. Landlord may at any time place on or about the Premises "for sale" signs. Tenant shall not obliterate or hide Landlord's "for rent" or "for sale" signs.


                                                                       PAGE - 12

         25.3 LANDLORD ACCESS AND ALTERATIONS. Landlord reserves the right to make alterations to the Property and Common Area and to enter the Premises for such purpose or to accomplish any repairs for which Landlord is responsible or Landlord deems to be necessary to avoid damage to the Property or Premises. Such entry and/or actions shall not constitute an assumption of responsibility for such repairs by Landlord or an eviction and, except as may be specifically provided in this Lease, shall not cause any abatement of rent. Landlord may also enter the Premises for purposes of inspection and to show the Premises to prospective purchasers, mortgagees and tenants. Landlord will exercise its rights under the preceding sentence in a manner that will not cause unreasonable interference with Tenant's business. Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

         25.4 DELIVERIES. Deliveries shall be received and trash removed only at such hours and in such manner as shall least inconvenience other tenants. Landlord retains the right to designate both point of entry to the Property for use by such trucks, unloading and loading areas and the hours during which deliveries may be received or trash removed.

         25.5 NAME AND USE OF NAME. The name of the Property may be changed by Landlord during the term of this Lease unless the Building has been named after The Cobalt Group pursuant to Section 30 of this Lease.

         25.6     SECTION 25.6 INTENTIONALLY DELETED.

         25.7 COMMON AREA. From time to time during the term of this Lease Landlord shall designate as Common Area such portions of the Property which are licensed for use in common by the tenants of the Property. No area which is subject to lease or exclusive rights of occupancy by any person shall be considered to be Common Area. Landlord shall be entitled, from time to time, to lease portions of the Common Area to others, to change the location, size, entrances to or the configuration of the Common Area or any improvement on the Property or to otherwise increase or decrease the area designated as Common Area so long as Landlord does not violate the applicable zoning code. Landlord shall be entitled to allow the use of the Common Area by such other persons and on such terms and for such uses as Landlord deems appropriate.

         25.8 FUTURE PARKING AGREEMENTS. Tenant agrees that Landlord shall have the right, but not the obligation, to agree with owners of other properties to impose joint parking rights on the Property and such other properties; any such action by Landlord shall have no effect on this Lease except that Tenant shall be subject to the terms of such agreement.

         25.9 PARKING. Tenant acknowledges that the Property is subject to a Transportation Management Plan and that all parking on the Property is subject to the terms of the Transportation Management Plan. Any rights of Tenant to parking on or about the Property shall be solely by separate agreement entered into by Landlord and Tenant and shall not arise under this Lease. Landlord shall have the sole right to regulate and allow usage of and to lease parking areas located on the Property including parking by tenants of the Property or adjacent properties and any parking which is a condition of complying with a governmental regulation or is a condition of a building or occupancy permit.

         25.10 MEMORANDUM OF LEASE. This Lease shall not be recorded. Upon request of either party, the parties hereto will execute a memorandum of lease which may be recorded by either party to provide record notice of the existence of this Lease but shall not disclose any of the economic terms.

         25.11 CERTIFICATES. At Landlord's request from time to time after the beginning of the Lease term, Tenant agrees within fifteen (15) days of demand to execute, acknowledge and deliver to Landlord a certificate which acknowledges tenancy and possession of the Premises and recites such other facts concerning any provision of this Lease or payment made under this Lease which a prospective mortgagee or purchaser may reasonably request. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance or, at Landlord's option, such failure shall constitute a default by Tenant under this Lease. At Landlord's request from time to time, Tenant further agrees to provide to Landlord Tenant's most recent profit and loss statement and balance sheet.

         25.12 NOTICES. Any notice provided for in this Lease shall be considered received on the third (3rd) day following deposit of the notice into the mails or the date actually received, whichever is earlier. Any notices may be given to the other party at the address set forth in Section 1.17. Either party may change its address by giving notice of such change.

         25.13 REMEDY. Tenant agrees, at all times, to look only to Landlord's interest in the Property (and the proceeds of the rental, sale, insured losses or condemnation of the Property) for satisfaction of any claim whatsoever against Landlord and not to any other property or assets of Landlord.

         25.14 TENANT AUTHORITY. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant. If Tenant is an entity other than a natural person, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of Tenant's governing board or other governing persons, committee or organization, authorizing or ratifying the execution of this Lease.



                                                                       PAGE - 13

         25.15 LEASES ARE INDEPENDENT. Tenant shall not be deemed to be a third party beneficiary of any other lease of the Property; Landlord retains the sole right to determine, in its discretion, whether to enforce and the method of enforcement of compliance by other tenants and their employees with the terms of their respective leases including any restrictions on use and parking; the existence of any violation of any lease provision by any other tenant shall not be deemed to be a violation of this Lease by Landlord.

         25.16 ENTIRE AGREEMENT. This Lease and any attachments or exhibits attached hereto, if any, set forth all of the agreements and understandings between Tenant and Landlord as to the subject matter of this Lease and all prior negotiations, discussions or agreements are replaced by this Lease. No subsequent alteration, amendment, change or addition to this lease shall be binding upon Tenant or Landlord unless in writing and signed by both Tenant and Landlord.

         25.17 LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion, except where otherwise expressly stated in this Lease, and any delay in consenting will not be a breach of this Lease.

         25.18    SECTION 25.18 INTENTIONALLY DELETED.

         25.19 INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. The headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal. All provisions, whether conditions or covenants on the part of Tenant, shall be deemed to be both conditions and covenants. Subject to the restrictions on assignment or subletting, the rights, liabilities and remedies provided for herein shall extend to the heirs, legal representatives, successors and, as far as the terms of this Lease permit, assigns of the parties hereto.

         25.20 WAIVER. No delay or omission in the exercise of any right or remedy or acceptance of any payment or portion thereof due hereunder by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including, without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant of such acceptance shall constitute acceptance of the surrender of the Premises and accomplish termination of this Lease. Landlord's consent to any act by Tenant shall not be deemed to waive or render unnecessary Landlord's consent to any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

         25.21    SECTION 25.21 INTENTIONALLY DELETED.

         25.22    SECTION 25.22 INTENTIONALLY DELETED.

         25.23 ATTORNEYS' FEES. In the event of any default under this Lease, the defaulting party agrees to pay the cost of legal counsel incurred by the other party, whether incurred with or without commencement of litigation and on appeal or in the course of collection.

         25.24 HOLDING OVER. If Tenant shall hold over after the expiration of the term of this Lease, and shall not have agreed in writing with Landlord upon the terms and provisions of a new lease prior to such expiration, Tenant shall remain bound by all the terms, covenants and agreements hereof, except that the tenancy shall be from month to month and the Basic Rent shall be equal to one hundred fifty percent (150%) of the Basic Rent due for the last month of the term of the Lease.

         25.25 SUBMISSION OF LEASE. Submission of this Lease for examination, even though executed by Tenant, shall not bind Landlord in any manner, and no Lease or other obligation on the part of the Landlord shall arise, until this Lease is executed and delivered by Landlord to Tenant.

26. SURRENDER OF PREMISES. Tenant shall surrender and deliver to Landlord possession of the Premises upon the expiration or earlier termination of this Lease, broom clean, free of debris, and in substantially the same condition as the date Tenant opened for business at the Premises (except as may be Landlord's obligation under this Lease, damage by casualty or condemnation, and ordinary wear and tear), and shall deliver the keys to Landlord.

27. FUTURE SUBDIVISION OF PROPERTY. In the event Landlord elects to subdivide the Property or to declare all or parts of the Property to be condominiums, Tenant agrees to cooperate with Landlord in such process and to disclaim any interest in the Property, except for Tenant's Premises so long as the area of Tenant's Premises is not reduced and the parking available to Tenant, if any, is not materially, adversely affected.

28. BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker(s) identified in Section 1.16, who shall be compensated by the party identified in Section 1.16. To the extent Landlord does not pay when due a commission payable by Landlord under Section 1.16, Tenant shall have the right, but not the obligation, to pay such commission and deduct the amount of same from the rents next due and


                                                                       PAGE - 14
owing under this Lease, together with interest at the rate of twelve percent (12%) per annum (computed from the date such commission was paid by Tenant until the date of the offset). Tenant shall deliver written notice to Landlord of Tenant's intention to pay any commission at least ten (10) days before the date of payment.

29. RIGHT OF FIRST REFUSAL. On condition that Tenant is not then in default beyond expiration of any applicable cure period, Tenant shall have the Right of First Refusal to lease space ("Expansion Space") in the remainder of the Building (exclusive of the roof and basement). Tenant's Right of First Refusal shall not be effective with respect to the lease of space on the ground floor of the Building until after the first Lease Year. Expansion Space leased by Tenant pursuant to exercise of the Right of First Refusal shall become part of the Premises under all the terms and conditions of this Lease, including, without limitation, Tenant's payment of Tenant's Pro Rata Share of Excess Operational Expenses, and the then current Lease term and options to extend the term, except that the Basic Rent for the Expansion Space shall be established as provided in this Section of this Lease and except that any tenant improvement allowance or other concessions with respect to the Expansion Space shall be established as provided in this section of this Lease.

         29.1 If and when Landlord procures an executed letter of intent to lease all or part of the Expansion Space to another tenant, Landlord shall notify Tenant in writing and provide Tenant a copy of such letter of intent ("Preliminary Notice"). Tenant shall have ten (10) days within which to notify Landlord in writing ("Tenant's Notice") of its agreement to lease the Expansion Space described in the Preliminary Notice on the terms described in the Preliminary Notice as adjusted to take into account the terms and conditions of this Lease, including, without limitation, Tenant's payment of Tenant's Pro Rata Share of Excess Operational Expenses, and the then current Lease term. For example, if the letter of intent in the Preliminary Notice provides for a lease term of ten (10) years and a tenant improvement allowance of $20 per useable square foot and there are only two (2) years remaining on the term of this Lease, then the tenant improvement allowance of $20 per useable square foot would be pro-rated to $4 per useable square foot (2/10th of $20). If Landlord would be required to pay a leasing commission in connection with lease of the Expansion Space to another tenant but would be required to pay no leasing commission or a smaller leasing commission if Tenant exercises its Right of First Refusal with respect to the Expansion Space, then Tenant shall receive no payment, rent credit or other concession in lieu of payment of the leasing commission. Tenant shall begin paying rent with respect to the Expansion Space (regardless of the terms of the Preliminary Notice) on the earlier of (i) sixty
(60) days after the date of delivery of Landlord's Preliminary Notice to Tenant (or thirty (30) days after delivery of possession of the Expansion Space to Tenant, if later), or (ii) the date Tenant commences business in the Expansion Space. If Tenant does not timely deliver Tenant's Notice to Landlord, then Tenant shall be deemed to have waived its Right of First Refusal with respect to the Expansion Space identified in the Preliminary Notice and Landlord shall be free to lease such Expansion Space on such terms as are no more favorable to the tenant than those described in the Preliminary Notice.

         29.2 If, after bargaining in good faith, the parties cannot agree on and execute an amendment to this Lease to add the Expansion Space to the Premises on the terms set forth in the Preliminary Notice, as adjusted to take into account the terms and conditions of this Lease ("Expansion Space Lease Amendment"), within thirty (30) days after delivery to Tenant of the Preliminary Notice, then the terms of the Expansion Space Lease Amendment shall be established by binding arbitration with a single arbitrator in accordance with Washington law. If the parties do not agree as to the identity of the arbitrator, the then Presiding Judge of the Superior Court for the county in which the Premises are located, upon an appropriate request which either party may make, shall appoint the arbitrator. Within ten (10) days of the appointment of the arbitrator, each party shall submit in writing to the arbitrator its proposed Expansion Space Lease Amendment and any supporting documentation ("Submissions"). The arbitrator shall not disclose any Submission to the other party until the arbitrator has received both parties' Submissions. The arbitrator shall study such evidence and information as the arbitrator deems appropriate to determine the terms of the Expansion Space Lease Amendment; provided that the Arbitrator's determination of the terms of the Expansion Space Lease Amendment shall be confined and strictly limited to selection, as the more reasonable interpretation of the terms of this Lease, of the proposed Expansion Space Lease Amendment set forth in the Submission of Tenant or the Submission of Landlord, and the arbitrator may not draft a third Expansion Space Lease Amendment. Except as to the Parties' Submissions, any other communication by a party to the arbitrator shall be in writing with a copy to the other party. Upon completion of the arbitrator's investigation of the terms of the Expansion Space Lease Amendment, the arbitrator shall report in writing to each of the parties which party's Submission has been selected by the arbitrator as the more reasonable interpretation of this Lease without requirement of further substantiation or information. Upon receipt of such report from the arbitrator, the arbitrator's assignment shall be complete, and each of the parties to this Lease agrees to accept such determination by the arbitrator as binding and conclusive without any right of appeal. Tenant and Landlord each shall pay its own costs of arbitration and one-half of the fee due to the arbitrator for the arbitration services.

30. BUILDING NAME. Landlord will rename the Building after The Cobalt Group at Tenant's option on condition that all of the following conditions are satisfied:

         30.1 Tenant delivers written notice to Landlord of Tenant's desired Building name on or before October 1, 1999;

         30.2 The Building name proposed by Tenant is approved by Landlord which approval Landlord will not unreasonably withhold; and

                                                                      PAGE - 15

         30.3 The Building name does not violate any applicable laws, rules, ordinances or regulations with respect to building names or addresses including but not limited to any rules of the U.S. Post Office.

In the event the Building is named after The Cobalt Group, Landlord may continue use of the Building name after termination of this Lease, in Landlord's sole discretion, unless Tenant requests Landlord to remove Tenant's name from the Building name. If Tenant requests Landlord to remove Tenant's name from the Building name, Landlord shall do so within a reasonable period of time on condition that Tenant pays all of the expenses related to the name change including changes in signage, stationery, and so forth.

31. ROOFTOP DECK. Tenant shall have the exclusive right to install a deck on the roof of the Building for the use of Tenant's employees as a "break" area. The deck shall not exceed six thousand (6,000) square feet in area and shall be located on the roof in an area approved by Landlord which approval Landlord shall not unreasonably withhold. Installation and maintenance of the deck shall be at Tenant's sole expense, and shall be subject to all of the requirements with respect to alterations set forth in Section 11 of this Lease. Tenant shall be strictly liable for the repair of and payment for any damages caused by or resulting from roof damage caused by installation or use of the deck. Construction and use of the deck shall comply with all applicable safety regulations, building codes, and any requirements or restrictions imposed by any insurer issuing liability or property insurance in connection with the Building. Tenant understands that access to the roof of the Building is limited. Landlord shall have no obligation to improve such access. In the event such access is required to be improved due to the application of the Americans with Disabilities Act or pursuant to any other law, Tenant shall at its sole expense effect such access improvements unless the improvements are required solely as a result of use of the rooftop by Landlord or another tenant of Landlord. If the access improvements are required due to a combination of the use by Tenant and other tenants or Landlord, then the cost to effect such access improvements will be equitably divided between the relevant parties in a manner determined by Landlord. If the access improvements would not be required if Tenant ceased use of the rooftop deck, then Tenant shall be relieved of any obligation to make such access improvements if Tenant agrees to cease use of the rooftop deck and complies with such requirements as may be imposed by the relevant governing agency as a condition of rescinding the requirement of access improvements. For all purposes under this Lease, the rooftop deck shall be deemed part of the Premises, provided, however, Tenant shall not be required to pay any additional Basic Rent or any greater Pro Rata Share of Excess Operational Expenses as a result of such rooftop deck.

32. OTHER ROOF USE. Tenant may install on the roof of the Building a generator and telecommunications equipment subject to Landlord's approval, other's equipment and related agreements. Tenant acknowledges that it has been advised that Landlord has entered into or will enter into cell site leases for the lease of space on the roof of the Building to communications providers regulated by the Federal Communications Commission including but not necessarily limited to AirTouch Communications, Inc., Nextel West Corp., and Western PCS BTA Development Corporation ("Communications Providers"). Tenant agrees that it will not install or operate on the roof of the Building any telecommunications equipment which constitutes a transmission facility of the type operated by Communications Providers without first obtaining the written consent of those Communications Providers operating equipment on the roof of the Building. Landlord acknowledges that use of roof space by Communications Providers may not reduce the area available to Tenant for Tenant's rooftop deck. Landlord shall include in any cell site lease with a Communications Provider the obligation of the Communications Provider to comply with all Federal Communications Commission requirements and to operate its facilities in a manner that will not cause interference to tenants of the Building. For all purposes under this Lease, the rooftop area used by Tenant under this paragraph shall be deemed part of the Premises, provided, however, Tenant shall not be required to pay any additional Basic Rent or any greater Pro Rata Share of Excess Operational Expenses as a result of such rooftop use.

33.      TENANT IMPROVEMENTS.

         33.1 Tenant will contract, with a general contractor who meets with Landlord's reasonable approval to make certain tenant improvements to the Premises at Tenant's sole expense ("Tenant Improvements"). Tenant shall have final working drawings and specifications prepared which show all improvements to be constructed in the Premises ("Final Plans") and the Final Plans shall be submitted to Landlord for approval which approval shall not be unreasonably withheld. The Final Plans may be submitted in one or more parts and at one or more times, provided, however, that all of the Final Plans shall be submitted no later than September 30, 1999. The Final Plans shall be a reasonable extrapolation of the preliminary plans previously reviewed and approved by Landlord (and addressing any concerns expressed by Landlord with respect to the preliminary plans), with the scope and magnitude of the Tenant Improvements not being materially reduced. If Landlord fails to deliver to Tenant approval or disapproval, in writing, within five (5) business days after delivery of the Final Plans to Landlord, then Landlord shall be deemed to have approved the Final Plans. Landlord may condition Landlord's approval of the Final Plans on Tenant's agreement to remove and restore, upon the termination of this Lease, any floor penetrations such as stairwells or slides between floors of the Premises. Any disapproval must specifically point out what was disapproved and why. The Final Plans to the extent approved by Landlord shall be itemized on Exhibit D attached to this Lease. After Landlord's approval of the Final Plans, no material changes shall be made without the approval of Landlord and the Tenant Improvements shall be constructed in material accordance with the Final Plans. If Tenant requests a change to the Final Plans, Landlord shall not unreasonably withhold its consent, and Landlord shall approve or disapprove any change order within two (2) business days of receipt. Any change in Tenant's contractor shall be subject to Landlord's reasonable approval. Tenant shall assume responsibility for assuring that the Final Plans


                                                                       PAGE - 16
are satisfactory for the operation of its business, all permits for construction of the Tenant Improvements are obtained, and that the Tenant Improvements are made in accordance with all building code and other governmental requirements. Tenant shall retain an architect who meets with Landlord's reasonable approval to prepare and monitor construction of the Tenant Improvements, to assure compliance with the Final Plans approved by Landlord, and to issue a certificate of completion to Landlord attesting to the fact that the Tenant Improvements have been substantially completed in accordance with the approved Final Plans (as amended by any change orders) and the date of such substantial completion.

         33.2 As a condition of Landlord's approval of its contractor, Tenant shall cause its contractor to acknowledge that (i) its contract is solely with Tenant, (ii) Tenant is neither the statutory nor actual agent of Landlord and
(iii) that Landlord is not responsible for any payment due from Tenant to such contractor and (iv) such contractor will not allow any laborer, supplier, equipment renter or subcontractor to assert a lien against the Premises. Tenant shall further require its contractor to provide such warranties and insurance for Landlord's benefit as Landlord reasonably requires. As between Landlord and Tenant's contractor, the contractor shall specifically assume potential liability for actions brought by the contractor's own employees against Landlord and for that purpose shall specifically waive any immunity against claims by Landlord under the Workers Compensation Act, RCW Title 51; and the contractor shall acknowledge that such waiver was specifically entered into pursuant to the provisions of RCW 4.24.115 and was the subject of mutual negotiation.

         33.3 Landlord's rights of consent or approval are for the benefit and protection of Landlord only. No consent or approval given by Landlord shall be construed as any assurance to Tenant or anyone else as to the suitability or sufficiency of any such matter receiving Landlord's consent or approval.

         33.4 In addition to all of its other obligations of indemnity under this Lease, Tenant shall indemnify, defend and hold Landlord harmless from any and all damages, claims, liabilities, attorneys' fees and expenses (including attorneys' fees and expenses incurred in enforcing this indemnity) relating to any claim of or loss of life, personal injury or damage to real and personal property arising from or related to the Tenant Improvements or acts or omissions of Tenant, its contractors, subcontractors or agents or any failure of Tenant to strictly comply with all laws or governmental requirements. Tenant's obligation to indemnify Landlord arising from bodily injury or damage to property caused by or resulting from the concurrent negligence of Landlord, its agents or employees, and the Tenant, its agents or employees, shall be valid and enforceable only to the extent of the negligence of the Tenant, its agents and employees. Furthermore, in the situations described in this section, Tenant shall not be obligated to indemnify Landlord for the sole negligence of Landlord, its agents or employees.

         33.5 Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with the Tenant Improvements, unless Landlord's services are required in connection with the Tenant Improvements.

         33.6 Neither Tenant nor its contractor shall be charged for, and Landlord shall provide for Tenant's architects, designers, contractors and subcontractors (including those people working on the Tenant Improvements), electricity, water, and elevators, during the construction of the Tenant Improvements and during the move into the Premises.

34.      TENANT IMPROVEMENT ALLOWANCE.

         34.1 Landlord shall pay to Tenant in cash a tenant improvements allowance in the amount of twenty-five and no/100 dollars ($25.00) per leasable square foot in the Premises ("Tenant Improvement Allowance") (i.e., the product of $25 multiplied by the GLA in the Premises as set forth in Section 1.5 subject to the remeasurement terms of this Lease). The Tenant Improvement Allowance shall be available thirty (30) days after the commencement of the Tenant Improvements work at the Premises, and shall be paid to Tenant or to one or more contractors, designers and/or subcontractors designated by Tenant within ten
(10) days after Tenant has confirmed in writing to Landlord that the portion of the Tenant Improvements covered by the request by Tenant have been completed to Tenant's satisfaction and accepted by Tenant and that all lien releases applicable thereto have been obtained by Tenant. Landlord may also condition advance of any of the Tenant Improvement Allowance on the following:

                  34.1.1 Receipt by Landlord of lien waivers from all persons supplying labor or materials for the Tenant Improvements and a certification from Tenant's architect that the percentage of the total work and materials constituting the Tenant Improvements which has been completed in accordance with the approved construction contract exceeds the percentage of the total amount of the Tenant Improvement Allowance which, together with the then current draw request, has been disbursed to date;

                  34.1.2 Written documentation in the form of confirmation of funds or otherwise providing reasonable assurance to Landlord that Tenant has available sufficient funding for the full performance of the Tenant Improvements; and

                  34.1.3 There is no material default under the Lease by Tenant beyond expiration of any applicable cure period.

         34.2 To the extent Landlord does not pay the Tenant Improvement Allowance within thirty (30) days of the date due, Tenant may deduct the unpaid amount from the rents next due and owing under


                                                                       PAGE - 17
this Lease, together with interest at the rate of twelve percent (12%) per annum (computed from the date such payment was due until the date of the offset).

         34.3 In addition to payment of the Tenant Improvement Allowance, Landlord shall reimburse Tenant upon execution of this Lease up to fifteen cents ($0.15) per leasable square foot in the Premises for costs of preliminary space planning. Preparation of construction documents, engineering, city permits and working drawing costs shall be paid out of the Tenant Improvement Allowance.

         34.4 In addition to payment of the Tenant Improvement Allowance, Landlord shall pay to Tenant at the time that the last installment of the Tenant Improvement Allowance is due, the following amounts: (i) $2,900 in lieu of Landlord's installation of the upper floor lobby carpeting and lighting (which shall be installed by Tenant at Tenant's expense as part of the Tenant Improvements), and (ii) $2,500 in lieu of Landlord's installation of a ramp or handicap lift to provide handicapped access to a portion of the second floor of the Building (Tenant shall install a handicap lift at Tenant's expense as part of the Tenant Improvements).

LANDLORD:                                  TENANT:



2200 First Avenue South LLC,               The Cobalt Group, Inc.,
a Washington limited liability company     a Washington corporation


By:                                        By:
   -----------------------------------        ---------------------------------
        David Zarett, Member

                                           By:
                                              ---------------------------------

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON                     )
                                        )   ss.
COUNTY OF KING                          )

         I certify that I know or have satisfactory evidence that David Zarett is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as a member of 2200 First Avenue South LLC, to be the free and voluntary act of such party for the uses and purposes stated therein.

         Dated ______________________________.


                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           NOTARY PUBLIC, State of Washington
                                           My appointment expires
                                                                  --------------

TENANT ACKNOWLEDGMENT

REPRESENTATIVE FORM OF ACKNOWLEDGMENT

STATE OF _________________              )
                                        )   ss.
COUNTY OF _______________               )

         I certify that I know or have satisfactory evidence that ______________________ and ______________________ are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they are authorized to execute the instrument and acknowledged it as the President and Secretary, respectively, of The Cobalt Group, Inc., to be the free and voluntary act of such party for the uses and purposes stated therein.

         Dated ______________________________.




                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           NOTARY PUBLIC, State of Washington
                                           My appointment expires
                                                                  --------------



                                                                       PAGE - 18

                                    EXHIBIT A

                            (FLOOR PLAN OF PREMISES)

                                    EXHIBIT B

                         (LEGAL DESCRIPTION OF PROPERTY)



LOTS 1, 2, 3 AND 4 IN BLOCK 317 OF SEATTLE TIDE LANDS; SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

                                    EXHIBIT C

                                (LANDLORD'S WORK)

a. Finished common areas including all restrooms, elevators, elevator lobbies, stairways and parking areas (finish to be consistent with similar class office building);

b.   HVAC stubbed to Tenant's space (HVAC to be distributed by Tenant);

c.   Exterior windows installed and sealed;

d. Finished window systems including frames, sills, casing and Building standard window coverings;

e. Landlord shall install electrical panels providing capability for Tenant to operate standard office computer equipment, HVAC, and lighting in its Premises;

f. Emergency lighting shall be installed and operational throughout all Building common areas as required by code;

g. Life Safety: sprinkler heads installed and operational throughout the Building;

h.   Floor ready for Tenant's floor coverings;

i. Parking lot blacktopped and striped; underground garage shall be remote controlled and secured by steel doors; lighting of exterior of Building and parking lot.

j.   Utility costs during Tenant's build-out;

k.   A telecommunications conduit in central location for Tenant's use;

l. Landlord shall provide Tenant with 200 card keys. Additional cards shall be at Tenant's cost.

m. The Building envelope shall comply with all applicable energy code requirements.

n. Landlord's Work shall be executed in substantial compliance with the following plans and specifications:

     - Building Shell and Core Improvement Detail attached (note that the upper floor lobby carpeting and lighting is to be installed by Tenant at Tenant's expense as part of the Tenant Improvements as provided in
          Section 34.4 of the Lease; run out ducts and diffusers also to be installed by Tenant at Tenant's expense as part of the Tenant Improvements as provided in the HVAC System section of the attached Detail)

     -    Basement Plan dated June 6, 1998 by Broderick Architects attached

     -    Second Floor Plan by Burgess Design, Inc. attached

     -    Third Floor Plan by Burgess Design, Inc. attached

     -    Fourth Floor Plan by Burgess Design, Inc. attached



Tenant acknowledges that it is the sole responsibility of Tenant to assure the adequacy of any improvements to the Premises and that Landlord is relying on Tenant to determine Tenant's needs; the expense of any improvements beyond those listed in this Exhibit shall be paid by Tenant.

                                    EXHIBIT D

                                 (TENANT'S WORK)

A.       TENANT'S WORK.

         All work not specifically described as Landlord's Work in EXHIBIT C shall be the obligation of the Tenant and shall be performed in accordance with approved plans and specifications at the sole cost of Tenant.

B.       GENERAL.

         1. Landlord, Tenant or utility company shall have the right, subject to Landlord's approval, to run utility lines, pipes, roof drainage pipes, conduit, wire or duct work, where necessary, through attic space, column space or other parts of the Premises, and to maintain same in a manner which does not interfere unnecessarily with Tenant's use thereof.

         2. The Tenant shall prepare all its plans and perform all its work to comply with all governing statutes, ordinances, regulations, codes and insurance rating boards; take out all necessary permits and obtain certificates of occupancy for the work performed by Tenant - all subject to Landlord's approval. Tenant shall further pay all utility deposits and government impact fees.

         3. The floor will be designed to support a uniformly distributed loan. Should the Tenant desire a heavier loading, Tenant agrees to pay the cost of engineering and the cost of providing such heavier loading capacity.

         4. All work done on the Premises by Tenant must be performed by licensed contractors approved by Landlord. Tenant's contractors shall be required to waive all lien rights against Landlord's interest in the Property.

C. FINAL PLANS. The Finals Plans for the Tenant Improvements to be constructed by Tenant are as follows:

         [TO BE INSERTED AS PROVIDED IN LEASE]

                                    EXHIBIT E

                                 LANDLORD RULES

1.       ENTRANCE AND EXITS

         The sidewalks, entrances, elevators, stairways and halls shall not be obstructed or used for any purpose other than ingress or egress. The common areas of the Property are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of the Property and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not enter the mechanical rooms, air handler rooms, electrical closets or janitorial closets or go upon the roof of the Building without the prior written consent of Landlord.

2.       AWNINGS

         No awning or other projections shall be attached to the outside walls of the Building, and no window shades, blinds, drapes or other window coverings shall be hung in the Premises, without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in the Building must be approved by Landlord.

3.       RESTROOMS

         The toilets, wash basins and other plumbing fixtures shall be used solely for the purposes for which they were constructed, and no garbage shall be thrown therein. All damage resulting from any misuse of such fixtures shall be borne by the tenant who, or whose employees, agents, or invitees shall have caused the same.

4.       DEFACEMENT

         No tenant shall in any way deface any part of the Premises or the Property. No boring or cutting for wires, stringing of wires or laying of linoleum or other similar floor coverings shall be permitted without the prior written consent of Landlord and then only as Landlord may direct.

5.       PROHIBITED ACTIVITIES

         No vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted on the Premises without the prior written consent of Landlord, except the preparation of coffee, tea and other beverages for the tenant, its employees and visitors. No tenant shall cause or permit any unusual or objectionable odors to escape the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes. No tenant shall make, or permit to be made, any unseemly or disturbing noises, sounds or vibrations, or otherwise disturb or interfere with occupants of the Property or those having business with them. No tenant shall throw anything out of doors or in the corridors, stairways or other common areas of the Property. Tenant shall not obtain access to, or permit its agents, servants, employees or contractors to obtain access to utility lock boxes, janitorial and building storage areas, or other storage compartments not leased to Tenant, without Landlord's prior written approval.

6.       DELIVERIES AND PICK -UPS

         All removals or deliveries of freight must take place during normal business hours and in the locations designated by Landlord from time to time. The moving of fixtures, furniture or other large objects must be made upon previous notice to the manager of the Property and under its supervision, and the persons employed by Tenant for such work must be acceptable to Landlord. Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the Building floors.

7.       ENTRY

         Landlord reserves the right to exclude unauthorized parties from the Property or the Building at all times other than the reasonable hours of generally recognized business days determined by Landlord. All doors opening onto public corridors shall be kept closed, except when in use for ingress or egress. On weekends and legal holidays, and on other days between the hours of 6 p.m. and 8 a.m. the following day, access to the Property, the Building or the Premises may be refused unless the person who seeks access is known to the employees of the Property in charge or is properly identified. Landlord shall in no case be liable for damages for any error respecting the admission to or exclusion from the Property, the Building or the Premises of any person. In case of riot or other commotion, Landlord reserves the right to prevent access to the Property or the Building during the continuance of the same by closing the door or otherwise, for the safety of the tenants and protection of property at the Property. All of Tenant's agents, employees and invitees shall comply with all security regulations established from time to time by Landlord.

8.       SOLICITORS

         Canvassing, soliciting and peddling on the Property are prohibited, and Tenant shall cooperate to prevent the same.

9.       TELEPHONES

         Landlord will direct technicians as to where and how telephone wires are to be installed. The location of telephones and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10.      EXPLOSIVES OR FIREARMS

         No explosives, firearms or flammables of any kind shall be brought into the Premises or onto the Property.

11.      BUILDING DIRECTORY

         The bulletin board or directory of the Building (1) will be provided exclusively for the display of the name and location of tenants only,
         (2) shall be maintained exclusively by Landlord, and (3) shall be in the form determined by Landlord in its sole discretion.

12.      EXPULSION

         Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner violate the rules of the Property.

13.      REFUSE AND GARBAGE

         Refuse and garbage shall be removed from the Premises at such times and intervals, through such exits thereof and over such routes of egress therefrom as Landlord may designate from time to time. No refuse or garbage will be stored anywhere except inside the Premises or in areas designated by Landlord.

                             "NOTICE DATE" RIDER TO
                             2200 FIRST AVENUE SOUTH
                                 LEASE AGREEMENT
                                  (OFFICE FORM)

         This "Notice Date" Rider is dated as of the date of the 2200 First Avenue South Lease Agreement (Office Form) ("Lease") to which this Rider is attached and modifies the attached Lease by and between 2200 First Avenue South LLC, a Washington limited liability company ("Landlord"), and The Cobalt Group, Inc., a Washington corporation ("Tenant"), concerning certain premises commonly referred to as Suite 400, 2200 First Avenue South, Seattle, Washington, and legally described in the Lease ("Premises"). References in this Rider to the Lease shall refer to the attached Lease as modified by the terms of this Rider unless the context requires otherwise. To the extent the terms of this Rider are inconsistent with the other terms of the Lease, the terms of this Rider shall control. Unless specifically stated otherwise, all capitalized terms in this Rider shall have the same meaning as defined in the Lease.

         1.       "NOTICE DATE."  Section 4.4 of the Lease provides in part:

          When Landlord has substantially completed Landlord's Work such that Tenant may reasonably commence Tenant's Work and installation of equipment (even though a portion of Landlord's Work may remain to be completed during or after Tenant's Work), Landlord shall notify Tenant that the Premises are available for the commencement of Tenant's Work; the date of such notice shall be the "Notice Date."

Landlord and Tenant acknowledge and agree that the Premises will be available for the commencement of Tenant's Work before final inspection and approval of all of Landlord's Work by the City of Seattle building department. In the event, after the Notice Date, Tenant's Work is subject to a "stop work" order issued by the City of Seattle building department based upon incorrectly completed or uncompleted Landlord's Work, then the Notice Date shall be deemed to be extended one day for each day that such "stop work" order remains in effect with respect to Tenant's Work after Tenant delivers to Landlord notice of the "stop work" order based upon which Tenant is entitled to extension of the Notice Date, together with a copy of the "stop work" order, any associated correspondence and a description of the corrective action required to be taken by Landlord. Notwithstanding the foregoing, if the "stop work" order with respect to Tenant's Work is lifted within twenty-four (24) hours (exclusive of weekends and holidays) after Tenant delivers written notice to Landlord of the "stop work" order, then there shall be no extension of the Notice Date based upon such "stop work" order. If a "stop work" order with respect to Tenant's Work is issued for reasons other than incorrectly completed or uncompleted Landlord's Work or if a "stop work" order with respect to Tenant's Work is erroneously issued, then there shall be no extension of the Notice Date based upon such "stop work" order.

         2. DELIVERY OF NOTICE. Any notice delivered under this Rider shall be delivered in writing either personally, by mail or by facsimile transmission. In the event notice is delivered by mail, it shall be deemed to have been delivered, whether actually received or not, on the date three days after the day the notice is deposited in the United States mail, certified mail, return receipt requested, addressed to the party entitled thereto at the address of such party set forth below; provided, however, that notice by mail shall not be deemed delivered until actually received if the address to which such notice is sent is outside of the United States. In the event notice is delivered by facsimile transmission, it shall be deemed to have been delivered, whether actually received or not, on the date the facsimile machine of the party sending the notice prints a confirmation report that the facsimile transmission was received by the facsimile machine at the facsimile number set forth below as the facsimile number of the party receiving the notice; provided, however, if the time of delivery at the receiver's facsimile machine was not between the hours of 9:00 a.m. and 5:00 p.m. local time on a business day, then the notice shall be deemed to have been delivered the next business day, and provided, further, that contemporaneously with the facsimile transmission the party sending the notice shall telephone the party receiving the notice at the telephone number set forth below and leave a message concerning the facsimile transmission being sent. Copies of all notices delivered by facsimile shall be promptly mailed to the parties being notified but such mailing shall only be for the convenience of the parties and shall not affect the effectiveness of the notice delivered by facsimile. The address and facsimile number to which notice shall be delivered may be changed by notice to the other parties. Copies of notice shall be simultaneously delivered to the counsel of the party receiving the notice as indicated below.

         To Landlord:          c/o Zarett Properties
                               114 Alaskan Way South, Suite 120
                               Seattle, WA  98101
                               Facsimile No. 206-682-9439
                               Telephone No. 206-621-8949

         With a copy to:       Camille Taylor Ralston
                               Montgomery, Purdue, Blankinship & Austin P.L.L.C.
                               5800 Columbia Seafirst Center
                               701 - Fifth Avenue
                               Seattle, Washington 98104
                               Fax:  (206) 625-9534
                               Telephone:  (206) 682-7090

         To Tenant:            Suite 400
                               2200 First Avenue South
                               Seattle, WA  98134

         With a copy to:       David Rockwell
                               Stoel Rives
                               600 University Street, #3600
                               Seattle, Washington 98101
                               Fax:  (206) 386-7510
                               Telephone:  (206) 386-7694

         3. RATIFICATION. Except as specifically amended herein, all of the terms, conditions and covenants of the Lease are hereby ratified and shall continue in full force and effect.

LANDLORD:                                                     TENANT:

2200 First Avenue South LLC,                 The Cobalt Group, Inc.,
a Washington limited liability company       a Washington corporation

By:                                          By:
   -----------------------------------          --------------------------------
        David Zarett, Member

                                             By:
                                                --------------------------------